UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2021

FCCC, INC.
(Exact name of registrant as specified in its charter)

Connecticut	001-08589	06-0759497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Irvine Centre Dr, Suite 800, Irvine CA	92618
(Address of Principal Executive Offices)	(Zip Code)

812-933-8888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2021, FCCC, Inc. (“Company”) filed a Form 8-K describing a “change of control” event by which a Company director, Frederick Farrar, agreed to resign and three new directors, Messrs. Huijun He, Mopohku Sompong, and Tsun-Cheng (Mark) Lin, agreed to become directors. The effective date of the resignation of Mr. Farrar and the appointments of Messrs. He, Sompong, and Lin is 10 days subsequent to the mailing of a Schedule 14F-1 to shareholders. The Schedule 14F-1 was mailed to shareholders on May 4, 2021. Accordingly, effective as of May 14, 2021 (i) Frederick Farrar resigned as a director of the Company, and (ii) Messrs. He, Sompong, and Lin became directors of the Company. Relevant information regarding the new directors is set forth in the Schedule 14F-1 filed with the SEC on April 26, 2021 and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FCCC, Inc. a Connecticut corporation

Dated: May 14, 2021	By:	/s/ Huijun He
Huijun He, Chief Executive Officer

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